Exhibit 10.19

GAUZY LTD.

WARRANT TO PURCHASE PREFERRED SHARES

November 8, 2023

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING THIS WARRANT AND/OR SUCH SECURITIES, OR THE HOLDER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE WARRANT AND/OR SUCH SECURITIES SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE OR FOREIGN LAW.

This Certifies That, for value received, Chutzpah Holdings Ltd. (the “Holder”) is entitled to subscribe for and purchase at the Exercise Price (as defined below) from Gauzy Ltd., a company incorporated and existing under the laws of the State of Israel having its principal offices at the 14 Hatchiya St., Tel-Aviv, Israel 6816914 (the “Company”) the Warrant Shares (as defined below).

1.	Definitions. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in that certain Note Purchase Agreement by and between the Company, Vision Lite SAS, certain Purchasers (as such term is defined in the Note Purchase Agreement) and the Holder (amongst others), dated as of November 8, 2023 (the “Agreement”). In addition, as used herein, the following terms shall have the following respective meanings:

“Articles” shall mean the Amended and Restated Articles of Association of the Company, as amended from time to time.

“Deemed Liquidation” shall have the meaning as ascribed to it in the Articles.

“Exercise Date” shall mean the date of exercise of this Warrant.

“Exercise Period” shall mean a period commencing as of the date hereof and ending on the Maturity Date.

“Exercise Price” shall mean an exercise price per Warrant Share equal to (a) if a Qualified IPO is completed on or prior to March 31, 2024, the price per share for each share of the Company issued at a Qualified IPO; and otherwise, (b) the price of such share as implied by the latest 409A valuation of the Company or by a valuation of the shares of the Company by an independent third party appraiser appointed by the Company.

“Exercised Shares” shall mean those Warrant Shares issued by the Company to the Holder pursuant to any exercise of this Warrant from time to time.

“Maturity Date” shall have the meaning ascribed to it in the Agreement.

“Permitted Transferee” shall have the meaning ascribed to it in the Articles.

“Preferred Shares” shall have the meaning ascribed to it in the Articles.

“Preferred D-5 Shares” shall have the meaning ascribed to it in the Articles.

“Qualified IPO” shall have the meaning ascribed to it in the Agreement.

“Warrant” means this Warrant to Purchase Preferred Shares.

“Warrant Factor” shall mean, a fraction the numerator of which is the aggregate principal amount of all Notes issued to the Holder (as Purchaser or a permitted assignee of a Purchaser) pursuant to the Agreement, and the denominator of which is the Commitment of that Purchaser on the Effective Date.

“Warrant Shares” shall mean 156,323 Preferred D-5 Shares to be issued to the Holder, representing 5% of the Company’s share capital on a fully diluted basis as of the Effective Date, which shall vest and be exercisable in accordance with the provisions of this Warrant.

2.	Vesting and Exercisability of Warrant.

(a)	This Warrant and the Warrant Shares to be issued in relation therewith, shall vest and be exercisable by the Holder only in accordance with the provisions below:

(i)	Vesting. On any day, the number of Warrant Shares that shall be vested and be exercisable shall be equal to the product of (x) the Warrant Factor; and (b) the Warrant Shares.

(ii)	Partial Exercise. In the event the Holder exercises this Warrant for part, but not all, of the exercisable Warrant Shares for which this Warrant may be exercised in accordance with Section 2(a)(i) above, then the Holder shall continue to be entitled to exercise, in part or in full, the remaining vested and unexercised Warrant Shares in accordance with Section 2(a)(i) above, and the provisions of this Warrant shall continue to apply to such remaining vested and exercisable Warrant Shares.

(iii)	Unvested Warrant Shares. For avoidance of doubt, the Warrant Shares shall only vest and be exercisable if, and to the extent, vested in accordance with Section 2(a)(i) above. Any Warrant Shares not vested in accordance therewith, shall not be exercisable by the Holder.

(b)	This Warrant shall expire upon the earlier of: (i) the expiration of the Exercise Period; and (ii) the exercise of this Warrant with respect to all Warrant Shares issuable hereunder.

3.	Exercise of Warrant.

(a)	Cash Exercise. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, at any time and from time to time during the Exercise Period by the surrender of this Warrant (with the notice of exercise in the form attached hereto as Exhibit A duly executed) and payment to the Company of an amount equal to the Exercise Price multiplied by the number of Warrant Shares being purchased.

(b)	Net Exercise. In lieu of the payment method set forth in Section (b)(a) above, the Holder may, at any time and from time to time during the Exercise Period, elect to exercise this Warrant for the number of Warrant Shares computed using the following formula:

X = Y*(A-B)

A

Where X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares exercised pursuant to this Warrant (excluding Warrant Shares already issued under this Warrant).

A = the Fair Market Value (as defined below) of one Warrant Share.

B = Exercise Price per one Warrant Share.

“Fair Market Value” of a Warrant Share shall mean:

(i)	If the Company’s shares are not publicly traded, then such value as determined by the Company’s Board of Directors in good faith.

(ii)	If the Warrant is exercised after the Company’s shares are publicly traded, the average price per share of the Company as listed on the relevant exchange for the thirty (30) day period immediately prior to the Exercise Date.

(iii)	If the Warrant is exercised in the context of a Deemed Liquidation, then the value shall be the quotient obtained by dividing (a) the aggregate consideration paid in connection with a Deemed Liquidation to (without double counting) the Company, its affiliates and/or all holders of Company equity or equity-linked securities or rights by (b) the Company’s share capital as of immediately prior to such Deemed Liquidation calculated on a fully diluted basis (excluding any Company equity or equity-linked securities or rights that will be cancelled in connection with, and will not have rights to receive any consideration in or as a result of, such Deemed Liquidation).

(c)	Issuance of Shares on Exercise. Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercised Shares, registered in the name of the Holder, shall be issued and delivered to the Holder by the Company as soon as is reasonably practicable after the rights represented by this Warrant shall have been so exercised, but in any event within thirty (30) calendar days thereof.

(d)	Holder of Record. The person in whose name any certificate or certificates for Exercised Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and, in case of exercise under Section (b)(a) only, upon payment of the Exercise Price, irrespective of the date of delivery of such certificate or certificates.

4.	Company Representations and Warranties; Covenants.

(a)	Due Authorization, Execution and Issuance. The Company represents and warrants to the Holder as follows: (i) this Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company, enforceable in accordance with its terms; (ii) the execution and delivery of this Warrant are not, and the issuance of the Warrant Shares upon exercise hereof, will not be, inconsistent with the Company’s governing documents, do not and will not contravene any law, governmental rule or regulation, judgement or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound, or require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any government authority or agency or other person, other than those consents or approvals that shall have been previously obtained.

(b)	Covenants as to Exercised Shares. The Company covenants and agrees that all Exercised Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and non-assessable, and free from all liens and charges with respect to the issuance thereof and free from all preemptive rights of any shareholder. Subject to the provisions of Section 4(c) below, the Company further covenants and agrees that the Company will at all times during the Exercise Period have authorized and reserved, free from preemptive rights, a sufficient number of Preferred D-5 Shares to allow for the exercise of rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued Preferred D-5 Shares (and ordinary shares issuable upon conversion of such Preferred Shares) shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued number of Preferred D-5 Shares and ordinary shares to such number of Preferred D-5 Shares as shall be sufficient for such purposes.

(c)	No Impairment. Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out all the provisions of this Warrant and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

5.	Adjustment of Number of Exercised Preferred Shares and Exercise Price.

(a)	Adjustment for Dividends, Share Splits, Recapitalizations, Etc. In the event of changes in the outstanding share capital of the Company by reason of share dividends, share splits, reverse splits, recapitalizations, reclassifications, combinations or exchanges of shares (including upon an automatic conversion of all outstanding Preferred Shares into ordinary shares in accordance with the terms of the Articles), separations, reorganizations, consolidations or mergers of the Company with or into another person (other than a consolidation or merger of the Company in which the Company is the continuing corporation and which does not result in any reclassification or change of any outstanding shares), or any adjustment of the conversion price of the Preferred Shares in accordance with the Articles and unless this Warrant expires in accordance with the terms herein, the number and class of shares available for purchase under this Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder, on exercise for the same aggregate Exercise Price, the total number and class of shares or other securities or property as the Holder would have owned had this Warrant been exercised prior to such event and had the Holder continued to hold such shares until after the event requiring such adjustment. The form of this Warrant need not be changed because of any adjustment in the number of Exercised Shares subject to this Warrant. For the avoidance of doubt, the Holder shall be entitled to the benefit of all adjustments in the number of ordinary shares of the Company issuable upon conversion of the Preferred Shares which occur prior to the exercise of this Warrant, including without limitation, any increase in the number of ordinary shares issuable upon conversion as a result of a dilutive issuance of share capital.

(b)	Notice of Adjustment. If the Company performs any of the actions or enters into any of the transactions described in Section 5(a), then, in any one or more of the said cases, the Company shall give the Holder prior written notice of such actions and/or transactions, including a description thereof and any record date relevant to such actions and transactions. Such written notice shall be given at least seven (7) days prior to the action in question and at least seven (7) days prior to the record date in respect thereto.

(c)	Certificate of Adjustment. Whenever the Exercise Price or the number of Exercised Shares purchasable hereunder shall be adjusted pursuant to this Section 5, the Company shall prepare a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and the number of Exercised Shares purchasable hereunder after giving effect to such adjustment, and shall provide such certificate to the Holder.

6.	Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant or as a consequence of any adjustment pursuant hereto, and the Warrant Shares issuable hereunder shall be rounded to the closest whole number.

7.	No Shareholder Rights. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company with respect to the Warrant and the Warrant Shares.

8.	Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

9.	Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by facsimile or mailed by registered or certified mail, postage prepaid, or by electronic mail, or otherwise delivered personally or by courier, to the addresses stated in the preamble of this Warrant or to such other address, or to the attention of such other person, with respect to a party as such party shall notify the other party in writing as above provided. Any notice sent in accordance with this Section shall be deemed delivered (i) if mailed, three (3) Business Days after mailing, (ii) if sent by courier, upon delivery, and (iii) if sent via electronic mail, upon transmission and electronic confirmation of receipt, or, if transmitted and received on a day which is not a Business Day, on the first Business Day following transmission and electronic confirmation of receipt.

10.	Assignment. The Holder may freely assign, sell or transfer its rights and obligations under this Warrant (in whole, and not in part) to any Permitted Transferee and otherwise this Warrant shall not be assignable or transferable by a Holder without the prior written consent of the Company. The Company shall reasonably cooperate as required to complete any such assignment, including (but not limited to) signing all documents and statements of any kind required to complete such transfer. Upon exercise of the Warrant Shares (in whole or in part), the Warrant Shares shall be subject to any transfer restrictions set forth in the Articles.

11.	Governing Law; Jurisdiction. This Warrant and all rights, obligations and liabilities hereunder shall be governed by and construed in accordance with the laws of the State of Israel, without regard to conflict of law provisions thereof. The competent courts in Tel-Aviv-Jaffa, Israel shall have exclusive jurisdiction over any matter arising in connection with this Warrant.

12.	Modification; Waiver. Any provision of this Warrant may be amended or waived only by the written consent of the Company and the Holder.

13.	Taxes.

(a)	Each of the Company and the Holder will bear its own tax consequences arising from the grant of this Warrant or exercise of any of the Warrant Shares. To this end, the Company shall withhold any taxes at source to the extent required by applicable law, unless the Holder presents the Company, in a timely manner, with a valid exemption from such withholding at source, issued by the Israeli Tax Authority, in which case the Company shall act in accordance with such certificate. In the event that the Company pays any withholding tax, the Holder shall promptly indemnify the Company for any amounts it has so paid.

(b)	Notwithstanding the foregoing, or anything to the contrary herein, the Company may hold in escrow, by itself or through a trustee nominated by the Company, a reasonable amount of Exercised Shares (or any amount of shares to which such Exercised Shares were converted) to secure payment by the Holder of its obligations under this Section 13, unless (i) the Holder has presented to the Company a valid certificate issued by the Israeli Tax Authority providing for exemption from tax withholding at the rate of one hundred percent (100%), at least two (2) Business Days prior to the date in which the Warrant is exercised; or (ii) the Company has received from the Holder an amount of immediately available funds sufficient to cover the potential payment of tax required in connection with the exercise of the applicable Exercised Shares. To the extent the Holder fails to satisfy its obligations hereunder, the Company shall be entitled to sell (or order the trustee to sell, to the extent applicable) such amount of Exercised Shares (or amount of shares to which such Exercised Shares were converted) and use the proceeds received from the sale to pay itself for any amounts the Holder is required to pay under this Section 13.

(c)	Without limiting the foregoing, subject to applicable law, the Holder may instruct the Company to not withhold taxes and to hold in escrow, by itself or through a trustee nominated by the Company, a reasonable amount of Exercised Shares (or any amount of shares to which such Exercised Shares were converted) to secure payment by the Holder of its obligations under this Section 13 for a period of up to three (3) months so as to allow the Holder to receive the appropriate exemption from the Israeli Tax Authority.

[Signature Page Follows]

In Witness Whereof, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first set forth above.

Gauzy Ltd.

By:
Name:
Title:

Agreed and Acknowledged:

Chutzpah Holdings Ltd.

By:
Name:
Title:

[Signature Page Warrant]

Exhibit A

NOTICE OF EXERCISE

TO: Gauzy Ltd.

1.	Election. The undersigned hereby elects to purchase certain Preferred D-5 Shares of Gauzy Ltd. (the “Company”) pursuant to the terms of the attached Warrant. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

2.	Form of Warrant Exercise Price. The undersigned intends that payment of the Exercise Price shall be made as:

2.1.	a “Cash Exercise” with respect to ___________ Warrant Shares, and tenders herewith payment of $___________; and/or

2.2.	a “Cashless Exercise” of _________ Warrant Shares.

3.	Issuance Instruction. Please issue a certificate or certificates representing said exercised Warrant Shares in the name of the undersigned:

________________________

(Name)

________________________

________________________

(Address)

(Date)	(Signature)

(Print name)